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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 5, 2002

EarthShell Corporation
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-13287 (Commission File Number)	77-0322379 (IRS Employer Identification No.)

800 Miramonte Drive Santa Barbara, California (Address of principal executive offices)	93109 (Zip code)

Registrant's telephone number, including area code    (805) 897-2248

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On April 8, 2002, the Registrant issued a press release announcing that the Registrant had raised over $4 million through a financing transaction in which the Registrant issued shares of its Common Stock to certain investors.

        The Registrant entered into a Common Stock Purchase Agreement (the "Purchase Agreement"), attached hereto as Exhibit 4.1 and incorporated by reference, effective as of April 5, 2002, with a select group of investors, whereby the investors agreed to purchase 3.5 million shares of the Registrant's Common Stock for an aggregate purchase price of $4,025,000. Under the Purchase Agreement, the Registrant also issued warrants to purchase an additional 1.75 million shares of the Registrant's Common Stock to the investors, exercisable for thirty trading days following the closing of the transactions under the Common Stock Purchase Agreement.

Item 7. Financial Statements, Pro Forma Financial Information Exhibits.

  (c)
  Exhibits:

  4.1
  Common Stock Purchase Agreement dated as of April 5, 2002 between the Registrant and certain purchasers signatory thereto.

  99.1
  Press Release of the Registrant dated April 8, 2002, announcing that the Registrant has raised over $4 million through an equity financing transaction.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2002

EARTHSHELL CORPORATION
By:	/s/ D. SCOTT HOUSTON Name: D. Scott Houston Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number and Page No.	Description of Exhibit	Method of Filing
4.1	Common Stock Purchase Agreement dated as of April 5, 2002 between the Registrant and certain purchasers signatory thereto.	Filed electronically herewith
99.1	Press Release of the Registrant dated April 8, 2002, announcing that the Registrant has raised over $4 million through an equity financing transaction.	Filed electronically herewith

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FORM 8-K
Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information Exhibits.
SIGNATURES
EXHIBIT INDEX